                     Exhibit 99.3 - Joint Filers' Signatures

Generation Capital Partners II LP

By: Generation Partners II LLC, its general partner

/s/ Mark E. Jennings                              Date: 11/14/07
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Name:  Mark E. Jennings
Title: Managing Member

Generation Members' Fund II LP

By: Generation Partners II LLC, its general partner

/s/ Mark E. Jennings                              Date: 11/14/07
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Name:  Mark E. Jennings
Title: Managing Member

Generation Capital Partners VRC LP

By: Generation Partners VRC LLC, its general partner

/s/ Mark E. Jennings                              Date: 11/14/07
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Name:  Mark E. Jennings
Title: Managing Member

/s/ Mark E. Jennings                              Date: 11/14/07
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MARK E. JENNINGS

/s/ Andrew P. Hertzmark                           Date: 11/14/07
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ANDREW P. HERTZMARK